Exhibit (h)

DATED [•], 2014

[•] Shares

Eagle point credit COMPANY LLC

Common Stock, $0.001 par value per Share

UNDERWRITING AGREEMENT

[•], 2014

Deutsche Bank Securities Inc.
Keefe, Bruyette & Woods, Inc.
As Representatives of the several
Underwriters named in Schedule I attached hereto,
c/o Deutsche Bank Securities Inc.

60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

Eagle Point Credit Company LLC, a limited liability company organized under the laws of Delaware which, immediately prior to the date hereof, converted by action of law into a corporation organized under the laws of the State of Delaware under the name Eagle Point Credit Company Inc. (the "Company"), is a non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Eagle Point Credit Management LLC, a Delaware limited liability company (the "Investment Adviser"), acts as the Company's investment adviser. Eagle Point Administration LLC, a Delaware limited liability company (the "Administrator"), acts as the Company's administrator. The Company proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") [•] shares (the "Firm Shares") of common stock, $0.001 par value per share (the "Common Stock"). The Company also proposes to sell to the several Underwriters not more than an additional [•] shares of Common Stock (the "Additional Shares") if and to the extent that Deutsche Bank Securities Inc. ("Deutsche Bank") and Keefe, Bruyette & Woods, Inc. ("KBW"), as the representatives of the Underwriters in the offering (each, a "Representative," and together, the "Representatives"), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

The Company is a wholly owned subsidiary of Eagle Point Credit Partners Sub Ltd., a Cayman Islands exempted company (the "Parent Company"). The Parent Company is a direct subsidiary of Eagle Point Credit Partners LP, a Cayman Islands exempted limited partnership and a master fund in a master-feeder fund structure (the "Private Fund") which in turn holds underlying investments in certain CLO securities and related investments ("Investments") through the Parent Company. The Private Fund's largest group of investors is a group of private equity funds managed by an affiliate of the Investment Adviser (such private funds, the "Trident V Funds"). The Trident V Funds and the Investment Adviser's senior investment team will receive shares of Common Stock after the Conversion (as defined below) in return for contributing a fixed portion of their attributable interest in the Investments to the Company (such contributed interests the "Initial Portfolio"). The Company has entered into a contribution agreement, dated June 6, 2014 (the "Contribution Agreement"), with the Parent Company whereby the Parent Company contributed the Initial Portfolio to the Company. Shortly prior to the effectiveness of the Company's Registration Statement (as defined below), the Company will file a Certificate of Conversion with the Delaware Secretary of State to convert the Company from a limited liability company to a Delaware corporation (the "Conversion"). Collectively, the transactions described in this paragraph are hereinafter referred to as the "Formation Transactions."

In addition to the Contribution Agreement, the Company has entered into (i) an investment advisory agreement with the Investment Adviser dated as of June 6, 2014 ("Investment Advisory Agreement"), (ii) a custody agreement with Deutsche Bank Trust Company Americas dated as of June 5, 2014 (the "Custody Agreement"), (iii) an Administration Agreement with the Administrator dated as of June 6, 2014 (the "Administration Agreement"), (iv) a transfer agency and registrar services agreement with American Stock Transfer & Trust Company, LLC dated as of [•], 2014 (the "Transfer Agency Agreement") and (v) a license agreement with the Investment Adviser dated as of [•], 2014 (the "License Agreement"). Collectively, the Investment Advisory Agreement, the Custodian Agreement, the Administration Agreement, the Transfer Agency Agreement, the License Agreement and the Contribution Agreement are herein referred to as the "Company Agreements." [ADD ANY OTHER MATERIAL COMPANY AGREEMENTS] The Investment Adviser has entered into a Structuring Fee Agreement with Deutsche Bank dated as of [•], 2014 (the "Fee Agreement"). In addition, the Company has adopted a dividend reinvestment plan pursuant to which holders of shares of the Common Stock shall have their dividends automatically reinvested in additional shares of Common Stock unless such holders elect to receive such dividends in cash, and such plan is herein referred to as the "Dividend Reinvestment Plan" or the "Plan."

The Investment Company Act and the Securities Act of 1933, as amended (the "Securities Act"), are hereinafter referred to collectively as the "Acts," and the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Acts and under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereinafter referred to collectively as the "Rules and Regulations."

The Company has filed with the Commission a registration statement on Form N-2 (File Nos. 333-196590 and 811-22974) covering the registration of the Shares under the Securities Act, including the related preliminary prospectus or prospectuses and a notification on Form N-8A of registration (the "Notification") of the Company as an investment company under the Investment Company Act, and the Rules and Regulations. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A of the Rules and Regulations is hereinafter referred to as the "Registration Statement"; the prospectus first used by the Company to confirm sales of the Shares in the form filed with the Commission in accordance with Rule 497 of the Rules and Regulations is hereinafter referred to as the "Prospectus"; any prospectus delivered to any person by the Company, the Investment Adviser or at the direction of the Company or the Investment Adviser by any agent or affiliate thereof before such Registration Statement became effective, and any prospectus that omitted the information included in any such prospectus that was omitted from such Registration Statement at the time it became effective pursuant to paragraph (B) of Rule 430A of the Rules and Regulations that was delivered after such effectiveness and prior to the execution and delivery of this Agreement is hereinafter referred to as a "preliminary prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) of the Rules and Regulations (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") system.

For purposes of this Agreement, "Omitting Prospectus" means any written advertisement used with the written consent of the Company in the public offering of the Shares and filed pursuant to Rule 482 of the Rules and Regulations ("Rule 482"). "Time of Sale Prospectus" means, as of the Applicable Time (as defined below), the preliminary prospectus, dated [•], 2014 (the "Preliminary Prospectus"), together with the pricing information set forth on Schedule II hereto (which information the Underwriters have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters' confirmation of sales of the Shares in the offering) and each Omitting Prospectus identified on Schedule III hereto as a Retail Omitting Prospectus, all considered together. As used herein, the terms "Registration Statement," "Preliminary Prospectus," "Time of Sale Prospectus" and "Prospectus" shall include the documents, if any, incorporated by reference therein. As used herein, the "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

"Applicable Time" means 6:00 p.m. (Eastern Time) on [•], 2014 or such other time as agreed by the Company and the Representatives.

1.          Representations and Warranties.

Representations and Warranties of the Company, the Investment Adviser and the Administrator. The Company, the Investment Adviser and the Administrator, jointly and severally, represent, warrant and agree to each of the Underwriters as of the date hereof, the Applicable Time and the Closing Date (as defined below), and agree with each of the Underwriters as follows:

(a)          The Registration Statement has been filed with, and declared effective by, the Commission; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto has been received by the Company; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 of the Rules and Regulations.

(b)          At the respective times the Registration Statement and any post-effective amendment thereto (filed before the Closing Date) became effective and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), the Registration Statement, any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Acts and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of the respective dates thereof and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus, at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of any Underwriter for use in the Registration Statement, the Time of Sale Prospectus or Prospectus (collectively, the "Underwriter Information").

(c)          The Company has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware. The Company has full power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into this Agreement and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Company (a "Company Material Adverse Effect"). The Company has no subsidiaries other than Eagle Point Credit Company Sub LLC.

(d)          The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. No person is serving or acting as an officer or director of, or investment adviser to, the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, including the rules and regulations thereunder (the "Advisers Act"). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no director of the Company is an "interested person" of the Company or an "affiliated person" of any Underwriter (each as defined in the Investment Company Act).

(e)          The initial contribution of the Initial Portfolio was consummated prior to the filing of the Notification and the Conversion was consummated prior to the Applicable Time (and at such times as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f)          Each of this Agreement and the Company Agreements has been duly authorized by the Company. Each Company Agreement complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. The Company has adopted a Dividend Reinvestment Plan (the "Plan"). Each Company Agreement has been duly executed and delivered by the Company and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law.

(g)          None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and each Company Agreement or (2) the issue and sale by the Company of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the certificate of amendment and restatement to the certificate of incorporation of the Company, as amended to date (the "Certificate of Incorporation") or the amended and restated bylaws of the Company, as amended to date (the "Bylaws") (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company that is material to the Company, or (z) any law, rule or regulation applicable to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(h)          No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Company prior to the Closing Date for the performance by the Company of its obligations under this Agreement or the Company Agreements, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority, Inc., including legacy NASD rules ("FINRA") or the New York Stock Exchange (the "NYSE"), (iii) by the securities or "blue sky laws" of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (x) a Company Material Adverse Effect or (y) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(i)          The authorized common stock of the Company conforms in all material respects to the description thereof under the heading "Description of Capital Structure" in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and this Agreement, the Articles of Incorporation, the Bylaws, the Company Agreements and the Plan conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)          This Agreement, the Articles of Incorporation and the Bylaws, the Company Agreements and the Plan comply with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Company's shareholders and Board of Directors have been obtained and are in full force and effect.

(k)          The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a Company Material Adverse Effect.

(l)          The authorized, issued and outstanding Common Shares are set forth in the column entitled "Pro Forma As Adjusted" and in the corresponding line items under the caption "Capitalization Table" in the Registration Statement (in each case except for any Additional Shares issued by the Company pursuant to this Agreement and issuances, if any, subsequent to the date of this Agreement, pursuant to employee or director stock option, stock purchase or other equity incentive plans or the Plan upon the exercise of options issued pursuant to any such stock option, stock purchase or other equity incentive plans as so described, or upon the exercise of options or the conversion of convertible securities described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The shares of Common Stock outstanding prior to the issuance of the Firm Shares have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Other than as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(m)          The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. The Shares conform to the description thereof under the heading "Description of Capital Structure" contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. The certificates for the Shares are in valid and legal form.

(n)          The Company has filed a registration statement on Form 8-A pursuant to Section 12(b) of the Exchange Act, and the Form 8-A is effective.

(o)          The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

(p)          Each Omitting Prospectus (i) complies in all material respects with the requirements of Rule 482, (ii) does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of FINRA; and (iv) the client brochure, which is the only Omitting Prospectus required to be filed with FINRA, has been delivered to the Underwriters to be filed with FINRA and FINRA has issued a letter stating such Omitting Prospectus is consistent with applicable standards with respect thereto. Except for the Omitting Prospectuses identified on Schedule III hereto, the Company has not prepared, used or referred to and will not, without the Underwriters' prior consent, prepare, use or refer to any Omitting Prospectus.

(q)          The questionnaires relating to FINRA Rule 5110 provided to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA's conduct rules (Rules 5100, 5110 or 5121) are true and correct in all material respects.

(r)          There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Company from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Company which are material to the Company other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(s)          There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Company Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectuses or the Prospectus and are not so described.

(t)          The statements in the Registration Statement, the Time of Sale Prospectus under the headings "Prospectus Summary — Operating and Regulatory Structure," "Management — The Adviser — Investment Advisory Agreement," "Management — The Administrator," "Regulation as a Closed-End Management Investment Company," "Dividend Reinvestment Plan," "U.S. Federal Income Tax Matters" and "Description of Capital Structure" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(u)          The Company has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Company Material Adverse Effect.

(v)         Each of the Preliminary Prospectus, the Registration Statement and the Prospectus, as of the respective dates thereof, and the Time of Sale Prospectus, as of the Applicable Time, complied in all material respects with the Acts and the applicable Rules and Regulations.

(w)          The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes thereto (collectively, the "Company Financial Statements"), present fairly the financial condition of the Company as of the date indicated, comply as to form with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles ("GAAP"). The supporting schedules to such Company Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. KPMG LLP, whose report appears in the Registration Statement, the Time of Sale Prospectus and the Prospectus and who have certified the Company Financial Statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm within the meaning of, and as required by, the Acts and the applicable Rules and Regulations.

(x)          There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than as described therein.

(y)          Neither the Company nor any of its agents or representatives (other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (i) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, and (ii) the Omitting Prospectuses, if any, identified on Schedule III hereto. All other promotional material (including "road show slides" or "road show scripts") prepared by the Company or the Investment Adviser for use in connection with the offering and sale of the Shares ("Road Show Material") is not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus, and when taken together with the Time of Sale Prospectus, at the Applicable Time, did not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All advertisements authorized by the Company in writing for use in the offering of the Shares complied and will comply in all material respects with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA, including legacy NASD rules, and there are no such advertisements other than (i) the Omitting Prospectuses identified in Schedule III hereto and (ii) any advertisement that complies with Rule 135a of the Rules and Regulations.

(z)          There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(aa)         The expenses summary information set forth in the Time of Sale Prospectus and the Prospectus in the "Summary of Expenses" table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based.

(bb)         Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(cc)         The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(dd)         To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and NYSE thereunder (the "Sarbanes-Oxley Act"), have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to have a Company Material Adverse Effect.

(ee)         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations and with the applicable requirements of the Acts; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability and compliance with the books and records requirements under the Acts; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company's most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or employees who have a role in the Company's internal controls; and (iii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(ff)         The Company maintains "disclosure controls and procedures" (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective as required by the Investment Company Act and the applicable Rules and Regulations and the Company is not aware of any material weakness in such controls and procedures.

(gg)         Neither the Company nor, to the knowledge of the Company, any employee nor agent of the Company has made any payment of funds of the Company or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(hh)         Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ii)         The Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form of Exhibit B hereto, of those individuals set forth on Schedule IV hereto. As of the date of this Agreement, Schedule IV hereto contains a true, complete and correct list of all directors, officers and holders of Common Stock or other capital stock of the Company, all holders of options, warrants, convertible debt securities, or other securities convertible into or exercisable or exchangeable for Common Stock or other capital stock of the Company.

(jj)         There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(kk)         The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)         Neither the Company, the Investment Adviser nor the Administrator nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corruption Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Investment Adviser and the Administrator, and to the knowledge of the Company, the Investment Adviser or the Administrator, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)         Neither the Company, the Investment Adviser or the Administrator nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Investment Adviser or the Administrator is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") and none of the Company, the Investment Adviser nor the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)         The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company's directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect, and the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

(oo)         Except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of either Representative (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of either Representative.

(pp)         There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required, it being understood and agreed that the Company, the Investment Adviser and the Administrator make no representation or warranty with respect to such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Company by the relevant Underwriter in connection with this offering.

(qq)         None of the Company, the Investment Adviser, the Administrator nor any of their affiliates has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(rr)         The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(ss)         Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Preliminary Prospectus has given oral or written notice to the Company of his or her resignation (or otherwise indicated to the Company an intention to resign within the next 24 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(tt)         There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold by the Company to the Underwriters hereunder.

(uu)         No director or officer of the Company or Investment Adviser is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company or Investment Adviser or result in a Company Material Adverse Effect.

(vv)         The Company intends to operate in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption "Use of Proceeds" and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(ww)         The Company has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Directors of the Company has determined are reasonably designed to prevent violation of the Federal Securities laws in a manner required by and consistent with Rule 38a-1 under the Investment Company Act and is in compliance in all material respects with such Rule.

(xx)        Each investment held by the Company as of the date hereof, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, to the Company's knowledge, current, in all material respects, with all its obligations under the applicable terms of the investment, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred in respect of such investment, except to the extent that any such failure to be current in any such obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

(yy)         The Company has, with respect to any shares of Common Stock (other than the Shares to be sold pursuant to this Agreement) or other capital stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or other capital stock owned or held (of record or beneficially) by any persons who have entered into or are required to enter into an agreement in the form of Exhibit B hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the period ending 180 days after the date of the Prospectus; and, during the period ending 180 days after the date of the Prospectus, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to a representation and warranty by the Company as to the matters covered therein to each Underwriter.

2.          Representations and Warranties of the Investment Adviser and the Administrator. The Investment Adviser and the Administrator represent and warrant to and agree with each of the Underwriters as of the date hereof as follows:

(a)          Each of the Investment Adviser and the Administrator has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, respectively, with the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and enter into this Agreement and the other Company Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Investment Adviser or the Administrator, as the case may be (an "Adviser/Administrator Material Adverse Effect"). Each of the Investment Adviser and Administrator has no subsidiaries.

(b)          The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c)          Each of this Agreement, the Fee Agreement and the Company Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, has been duly authorized by the Investment Adviser and/or the Administrator, as applicable. Each of this Agreement, the Fee Agreement and each Company Agreement to which the Investment Adviser or the Administrator is a party, complies with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. The Fee Agreement and each Company Agreement to which the Investment Adviser or the Administrator is a party has been duly executed and delivered by the Investment Adviser or the Administrator, as applicable and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Investment Adviser or the Administrator, as applicable, enforceable against the Investment Adviser or the Administrator, as applicable, in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser's or the Administrator's obligations thereunder, as applicable, may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d)          The execution and delivery by the Investment Adviser and/or the Administrator, as applicable, of, and the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under, this Agreement does not conflict with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the limited liability company operating agreement of the Investment Adviser and/or the Administrator, as applicable (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Investment Adviser and/or the Administrator, as applicable, that is material to the Investment Adviser and/or the Administrator, as applicable, or (z) any law, rule or regulation applicable to the Investment Adviser and/or the Administrator, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Adviser and/or the Administrator, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

(e)          No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Investment Adviser and/or the Administrator, as applicable, prior to the Closing Date for the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under this Agreement, the Fee Agreement or any Company Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of FINRA or the NYSE, (iii) by the securities or "blue sky laws" of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(f)          There are no legal or governmental proceedings pending or, to the knowledge of the Investment Adviser and the Administrator, threatened to which the Investment Adviser and/or the Administrator is a party or to which any of the properties of the Investment Adviser and/or the Administrator is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have an Adviser/Administrator Material Adverse Effect, as applicable, or have an Adviser/Administrator Material Adverse Effect on the power or ability of the Investment Adviser and/or the Administrator, as applicable, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectuses or the Prospectus and are not so described.

(g)          There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or by the Rules and Regulations which have not been so described and filed as required.

(h)          Each of the Investment Adviser and the Administrator has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/Administrator Material Adverse Effect.

(i)          Each of the Investment Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Time of Sale Prospectus, the Prospectus and by this Agreement, the Fee Agreement and each Company Agreement to which it is a party.

(j)          The Investment Advisory Agreement is in full force and effect and neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Adviser under such document.

(k)          Each of the Investment Adviser and the Administrator are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Investment Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Investment Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Investment Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Investment Adviser nor the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Adviser/Administrator Material Adverse Effect

(l)          All information furnished by the Investment Adviser or the Administrator for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of the Investment Adviser (the "Investment Adviser Information" and the "Administrator Information" respectively) does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (and in the case of the Time of Sale Prospectus and the Prospectus, in light of the circumstances under which such information is provided).

(m)          There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Investment Adviser or the Administrator from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and there have been no transactions entered into by the Investment Adviser which are material to the Investment Adviser other than those in the ordinary course of its business or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n)          Neither the Investment Adviser nor the Administrator, nor any of its respective affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(o)          The operations of the Investment Adviser and the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser or the Administrator, threatened.

(p)          Neither the Investment Adviser nor the Administrator nor, to their knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Investment Adviser or the Administrator, and the Investment Adviser or the Administrator, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q)          Neither the Investment Adviser nor the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") and neither the Investment Adviser or the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r)          The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management's general or specific authorization and (ii) access to the Company's assets is permitted only in accordance with its management's general or specific authorization.

(s)          The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company's financial statements in conformity with GAAP and to maintain accountability for the Company's assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by or on behalf of the Investment Adviser or the Administrator and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to a representation and warranty by the Investment Adviser or the Administrator, as applicable, as to the matters covered therein to each Underwriter.

3.          Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[•] per share (the "Purchase Price").

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares not later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each Option Closing Date, if any, that Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, if (1) during the last [•] days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the [•]-day period following the last day of the 180-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the [•]-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension. The agreements contained in this paragraph shall not apply to the Shares to be sold hereunder or any Common Stock issued pursuant to the Plan.

4.          Terms of Public Offering. The Company, the Investment Adviser and the Administrator each understands that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Company, the Investment Adviser and the Administrator each further understands that the Shares are to be offered to the public initially at $[•] per share (the "Public Offering Price"), and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] per share under the Public Offering Price.

5.          Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on [•], 2014, or at such other time on the same or such other date, not later than 10 business days after the Closing Date, as shall be designated in writing by the Representatives. The time and date of such payment are herein referred to as the "Closing Date."

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2014, as shall be designated in writing by the Representatives. The time and date of any such payment for Additional Shares are herein referred to as the "Option Closing Date."

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.          Conditions to the Underwriters' Obligations. The respective obligations of the Company, the Investment Adviser and the Administrator, and the several obligations of the Underwriters, hereunder are subject to the condition that the Registration Statement has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Company's knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

The several obligations of the Underwriters are subject to the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Company, the Investment Adviser or the Administrator, from that set forth in the Time of Sale Prospectus that, in the Representatives' reasonable judgment, is material and adverse and that makes it, in the Representatives' reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company and contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Investment Adviser, to the effect that the representations and warranties of the Investment Adviser and contained in this Agreement are true and correct as of the Closing Date and that the Investment Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Administrator, to the effect that the representations and warranties of the Administrator and contained in this Agreement are true and correct as of the Closing Date and that the Administrator has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)          Each of the Investment Adviser, the Administrator and the Company shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

(d)          The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Dechert LLP, counsel for the Company, the Investment Adviser and the Administrator, dated the Closing Date, satisfactory to the Representatives and counsel for the Underwriters in form and substance, to the effect set forth in Exhibit A hereto.

(e)          The Underwriters shall have received on the Closing Date the favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

The opinion of Dechert LLP described in Section 6(c) above shall be rendered to the Underwriters at the request of the Company, the Investment Adviser and the Administrator, as applicable, and shall so state therein. The foregoing shall include a statement to the effect that it may be relied upon by counsel to the Underwriters as to the laws of the State of Delaware in any opinion delivered to the Underwriters.

(f)          The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

(g)          All filings, applications and proceedings taken by the Company, the Investment Adviser and the Administrator in connection with the registration of the Shares under the Securities Act and the applicable Rules and Regulations shall be satisfactory in form and substance to you and counsel for the Underwriters.

(h)          No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company's standing as a registered investment company under the Investment Company Act or the standing of the Investment Adviser as a registered investment adviser under the Advisers Act.

(i)          The Company shall have applied to have the Shares listed for trading on the NYSE.

(j)          The Underwriters shall have obtained a No Objections Letter from FINRA regarding the fairness and reasonableness of the Underwriting terms and arrangements.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the Investment Adviser and the Administrator, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers' certificates, opinions of Dechert LLP to the effect set forth above, and comfort letters of KPMG LLP to the effect set forth above, except that such certificates, opinions and comfort letters shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

7.          Covenants of the Company, the Investment Adviser and the Administrator. In further consideration of the agreements of the Underwriters herein contained, the Company covenants and agrees, and the Investment Adviser and the Administrator, covenant and agree with the Underwriters as follows:

(a)          To notify the Underwriters as soon as practicable, and confirm such notice in writing, of the occurrence of any event during the period mentioned in Section 7(f) below which in the judgment of the Company makes any statement in the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

(b)          Prior to the termination of the offering of the Shares, to comply with the requirements of Rule 430A and to promptly notify the Representatives, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall reasonably object), (iii) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any purposes.

(c)          To furnish to the Representatives in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) below, as many copies of the Preliminary Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(d)          Before amending or supplementing the Registration Statement, the Preliminary Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant thereto.

(e)          To furnish to the Representatives a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Omitting Prospectus to which the Representatives reasonably object.

(f)          If (i) the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and (ii) (A) any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or (B) any event shall occur or condition exist as a result of which the Time of Sale Prospectus materially conflicts with the information contained in the Registration Statement then on file, or (C) in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer materially conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, as applicable.

(g)          The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement and the Time of Sale Prospectus.

(h)          The Company and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of Shares in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or "blue sky" laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(i)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law, as applicable.

(j)          To endeavor to qualify the Shares for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Underwriters shall reasonably request.

(k)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Investment Adviser under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any "blue sky" memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA in an amount not to exceed $20,000, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, the reasonable fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and the travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8(j). Notwithstanding the foregoing, the Company will reimburse the Representatives for their out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by them in connection with this Agreement or the offering contemplated hereunder. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution" and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, the travel and lodging expenses of the Representatives in connection with any road show presentations, and any advertising expenses connected with any offers they may make.

(l)          The Company will comply with all applicable securities and other applicable laws, rules and regulation, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Company's directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.

(m)          The Company will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Company is an investment company registered under the Investment Company Act.

(n)          The Company, the Investment Adviser and the Administrator will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(o)          Before using, approving or referring to any Road Show Material, the Company will furnish to the Representatives and counsel to the Underwriters a copy of such material for review and will not make, prepare, use authorize, approve or refer to any such material to which the Representatives reasonably object.

(p)          As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(q)          The Company will use its best efforts to effect the listing of the Shares on the NYSE as and when required by this Agreement.

(r)          During the period ending two years after the date of the Prospectus the Investment Adviser and during the period ending 180 days after the date of the Prospectus for the Administrator, each of the Company, the Investment Adviser and the Administrator will not, without the prior written consent of each of the Representatives, directly or indirectly:

(i)          issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Shares or other capital stock or any securities convertible into or exercisable or exchangeable for Common Shares or other capital stock,

(ii)         enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Shares or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Shares or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding anything herein to the contrary, each of the Company, the Investment Adviser and the Administrator may, without the prior written consent of each of the Representatives:

(i)          after providing the Representatives with at least three business days advance written notice, file or cause the filing of any registration statement under the Securities Act with respect to any Common Shares or other capital stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock or other capital stock, provided, however, each of the Company, the Investment Adviser and the Administrator will not enter into any transaction described in clause (i) or (ii) above during the period ending two years or 180 days, as applicable, after the date of the Prospectus.

(ii)         issue Shares to the Underwriters pursuant to this Agreement

(iii)        issue shares of Common Stock in the Concurrent Private Placement,

(iv)        issue shares of Common Stock pursuant to any dividend reinvestment plan described in the Registration Statement, the Time of Sale Prospectus and the Plan.

If the Representatives, in their sole and absolute discretion, agree to release or waive the restrictions set forth in the Lock-Up Agreement to permit the transfer of Common Shares or other securities by an officer or director of each of the Company, the Investment Adviser and the Administrator and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release, in a form agreed upon by the Underwriters, through a major news service at least two business days before the effective date of the release or waiver. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in the Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

8.          Indemnity and Contribution. (a) Each of the Company, the Investment Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent of any Underwriter and each director, officer, shareholder or affiliate of any Underwriter within the meaning of Rule 405 under the Rules and Regulations (each, an "Underwriter Indemnified Party") from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any Omitting Prospectus, any Road Show Material, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by the Representatives on behalf of any Underwriter expressly for use therein.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Investment Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company, the Investment Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Company Indemnified Party") to the same extent as the foregoing indemnity from the Company, the Investment Adviser and the Administrator to such Underwriter, but only with reference to written information relating to the Underwriters furnished to the Company by the Representatives on behalf of any Underwriter expressly for use in the Registration Statement, as originally filed with the Commission, or any amendment thereof, any preliminary prospectus, any Omitting Prospectus, any Road Show Material or the Time of Sale Prospectus.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for the Underwriter Indemnified Parties, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investment Adviser or the Administrator or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)          The Company, the Investment Adviser, the Administrator and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)          The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, the Investment Adviser and the Administrator contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(g)          No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

9.          Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE Amex LLC, the NASDAQ Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives' judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.         Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be affected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company, the Investment Adviser or the Administrator to comply with the terms or to fulfill any of the conditions of this Agreement other than the condition specified in Section 6(k) of this Agreement, or if for any reason the Company, the Investment Adviser or the Administrator shall be unable to perform its obligations under this Agreement, the Company, the Investment Adviser and the Administrator, jointly and severally, will reimburse the Underwriters, severally, for all out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.         Entire Agreement. (a) This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company, the Investment Adviser, the Administrator and the Underwriters, or any of them, with respect to the subject matter hereof.

(b)          The Company, the Investment Adviser and the Administrator acknowledge that in connection with the offering of the Shares: (i) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Shares and no fiduciary, advisory or agency relationship between the Company, the Investment Adviser and the Administrator, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company, the Investment Adviser or the Administrator on other matters, (ii) the public offering price of the Shares and the price to be paid by the Underwriters for the Common Shares set forth in this Agreement were established by the Company, the Investment Adviser and the Administrator following discussions and arms-length negotiations with the Representatives, (iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) the Underwriters owe the Company, the Investment Adviser and the Administrator only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (v) the Underwriters may have interests that differ from those of the Company, the Investment Adviser and the Administrator, and (vi) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contact, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Investment Adviser or the Administrator or any stockholders, employees or creditors of the Company, the Investment Adviser or the Administrator.

12.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.         Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.         Notices. All communications hereunder shall be in writing and effective only upon receipt and (A) if to the Underwriters, shall be sufficient in all respects if delivered, mailed or sent to the Representatives in care of Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets Syndicate Desk (facsimile no. [•], with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, with a copy to Clifford Chance US LLP, 31 W. 52nd Street, New York, New York 10019, (facsimile no. [•]); and (B) if to the Company, the Investment Adviser or the Administrator, shall be sufficient in all respects if delivered, mailed or sent to the Company, the Investment Adviser or the Administrator, as applicable, at the offices of the Company at 20 Horseneck Lane, Greenwich, Connecticut 06830, Attention: [ ] (facsimile no. ([•]), with a copy to Dechert LLP, 1900 K Street, N.W., Washington, DC 20006, Attention: [    ].

[Signature page follows.]

Very truly yours,

EAGLE POINT CREDIT COMPANY LLC[1]

By:
Name:
Title:

EAGLE POINT CREDIT MANAGEMENT LLC

By:
Name:
Title:

EAGLE POINT ADMINISTRATION LLC

By:
Name:
Title:

1To be updated upon name change

Signature Page to Underwriting Agreement

Accepted as of the date hereof

DEUTSCHE BANK SECURITIES INC.

Acting on behalf of itself and
the several Underwriters named in
Schedule I hereto

By: Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Underwriting Agreement

KEEFE, BRUYETTE & WOODS, INC.

Acting on behalf of itself and
the several Underwriters named in
Schedule I hereto

By: Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Deutsche Bank Securities Inc.	[•]
Keefe, Bruyette & Woods, Inc.	[•]
Total	[•]

Sch. I-1

SCHEDULE II
PRICING INFORMATION

1.          Price per Share to the Public: $[•]

2.          Number of Shares Sold: [•]

3.          Proceeds to the Company per share: $[•]

Sch. II-1

SCHEDULE III
OMITTING PROSPECTUSES

[To be finalized]

Sch. III-1

SCHEDULE IV
LOCK-UP AGREEMENTS

[•]

Sch. IV-1

EXHIBIT A
OPINION OF COUNSEL TO THE COMPANY

[•]

A-1

EXHIBIT B
FORM OF LOCK-UP AGREEMENT

[•]

B-1